Exhibit 99.1

Investor and Media Contact:

James Panek, President
VaxGen, Inc.
jpanek@vaxgen.com
650-624-2368

Patrick Plewman, President & CEO
diaDexus, Inc.
pplewman@diadexus.com
650-246-6417

VAXGEN TO ACQUIRE DIADEXUS IN A
STOCK-FOR-STOCK MERGER

- diaDexus will use cash to fund continued adoption of the PLAC® Test

SOUTH SAN FRANCISCO — April 14, 2010 — VaxGen, Inc. [OTCBB:VXGN], a biopharmaceutical company, and diaDexus, Inc., a privately held diagnostics company focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease, announced today that they have entered into a non-binding Summary of Terms pursuant to which it is contemplated that, if a definitive agreement is entered into and requisite approvals are received, VaxGen would acquire diaDexus by a merger of a wholly-owned subsidiary of VaxGen with diaDexus in exchange for common stock of VaxGen. If the merger is consummated, upon the closing of the transaction, diaDexus will become a wholly-owned subsidiary of VaxGen, diaDexus stockholders will become stockholders of VaxGen, the officers of the combined company will be the current officers of diaDexus, and the combined company will be re-named diaDexus.

“We believe that this potential transaction with diaDexus represents an excellent strategy to maximize the value of VaxGen’s remaining tangible and intangible assets and to provide our stockholders with the opportunity to participate in diaDexus’ potential success as a leader in the development and commercialization of novel diagnostic products,” said James Panek, President of VaxGen. “We believe that VaxGen’s cash would provide capital for diaDexus to grow its product revenue and achieve profitability. The potential future value of the anthrax vaccine candidate, which was the subject of an asset sale agreement with Emergent BioSolutions (NYSE:EBS), and VaxGen’s HIV/AIDS vaccine candidates, licensed to Global Solutions for Infectious Disease, would be retained and preserved within the combined company.”

“The proposed merger provides an efficient path for providing capital to fund the growth of our commercial organization, to continue activities needed for broader reimbursement of our PLAC® Test, and to provide for potential expansion of our product portfolio,” said Patrick Plewman, President and CEO of diaDexus. “The PLAC® Test for Lp-PLA2 is the only blood test cleared by the FDA to assess risk for coronary heart disease and ischemic stroke, the #1 and #3 annual causes of death, respectively, in the U.S.”

The non-binding Summary of Terms has been approved unanimously by the boards of directors of both VaxGen and diaDexus. The companies expect to negotiate and execute a definitive merger agreement consistent with the Summary of Terms within the next 30 to 60 days, assuming they are able to reach agreement on definitive terms. The merger would be subject to customary closing conditions, including approval of the merger by diaDexus’ stockholders, and approval of the amendment of VaxGen’s certificate of incorporation to increase the authorized number of shares of VaxGen by VaxGen’s stockholders.

As of December 31, 2009, VaxGen’s audited cash, cash equivalents and marketable securities balance was approximately $32.3 million and its liabilities and contractual obligations consisted primarily of costs and expenses of its outstanding leases related to its former biopharmaceutical manufacturing operations located in South San Francisco, California.

The Summary of Terms contemplates that upon the closing of the merger, the board of directors of the combined company would consist of seven members, with two members being nominated by VaxGen and five members being nominated by diaDexus. If a definitive agreement is entered into, the transaction is expected to be completed in the third quarter of 2010.

Details of the Proposed Merger
If a definitive agreement to effect the merger is entered into and the merger is consummated, upon the closing of the transaction, based upon the current number of VaxGen common shares outstanding and the terms of the non-binding Summary of Terms, VaxGen will issue approximately 51.6 million shares of newly issued VaxGen common stock in exchange for all of diaDexus’ outstanding equity. The number of shares of VaxGen common stock issued at the closing of the merger would not be subject to adjustment based on VaxGen’s net cash, which is currently estimated to be approximately $28 million.

In the event that the contemplated merger is consummated, VaxGen would have approximately 84.7 million shares of common stock outstanding. As a result, VaxGen stockholders immediately prior to the merger would be expected to own approximately 39.1% of the outstanding shares of the combined company immediately following the merger and diaDexus stockholders immediately prior to the merger would be expected to own approximately 60.9% of the combined company immediately following the merger.

VaxGen’s South San Francisco facility lease expires in December 2016 and diaDexus’ South San Francisco facility lease expires in June 2011. The combined company will make a decision as to which facility best suits its needs.

The combined company would retain ownership of the milestone and royalty rights associated with VaxGen’s rPA vaccine candidate asset sale agreement with Emergent BioSolutions, Inc. Under that agreement, VaxGen is eligible to receive potential milestone payments as well as royalties from sales of rPA for a period of 12 years from first commercial sale. The combined company will also retain certain commercialization rights associated with VaxGen’s HIV/AIDS vaccine candidates licensed to Global Solutions for Infectious Disease, should those candidates ultimately prove to be commercially viable.

If the definitive agreement is executed, VaxGen expects to enter into voting agreements with certain executive officers, directors and stockholders of diaDexus pursuant to which these parties will agree to vote in favor of the adoption of the merger agreement and against approval of any proposal opposing or in competition with the consummation of the merger, and diaDexus expects to enter into voting agreements with certain executive officers and directors of VaxGen pursuant to which these parties will agree to vote in favor of the amendment of the VaxGen certificate of incorporation.

About VaxGen

VaxGen is a biopharmaceutical company based in South San Francisco, California. The company owns a state-of-the-art biopharmaceutical manufacturing facility with a 1,000-liter bioreactor that can be used to make cell culture or microbial biologic products. The facility is contained within leased premises. For more information, please visit the company’s web site at http://www.vaxgen.com.

About diaDexus

diaDexus is a privately held diagnostics company based in South San Francisco, California. The company is focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease. For more information, please visit the company’s web site at http://www.diadexus.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about diaDexus and VaxGen. Such statements include, but are not limited to, statements about the proposed transaction and its potential benefits to the diaDexus and VaxGen stockholders, the expected timing of the completion of the transaction, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “potential”, “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus and VaxGen that could cause actual results to differ materially from those expressed in such forward-looking statements include the risk that the parties are unable or unwilling to agree on and enter into a definitive agreement, based on the non-binding Summary of Terms, general business and economic conditions; the failure of the VaxGen stockholders to approve the amendment to VaxGen’s certificate of incorporation or the diaDexus stockholders to approve the transaction; the failure of either party to meet any of the other conditions to the closing of the transaction; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; diaDexus’ need for and ability to obtain additional financing; the sufficiency of available capital to allow diaDexus to grow revenue or achieve profitability; the technical and commercial merits and potential of diaDexus’ diagnostic products; and the difficulty of developing pharmaceutical and diagnostic products, obtaining regulatory and other approvals and achieving market acceptance. Additional factors that could cause VaxGen’s results to differ materially from those described in the forward-looking statements can be found in VaxGen’s most recent annual reports on Form 10-K and subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are filed with the SEC and available at the SEC’s web site at www.sec.gov and which discussions also are incorporated herein by reference. The information set forth herein speaks only as of the date hereof, and diaDexus and VaxGen disclaim any intention and do not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Important Additional Information Will Be Filed with the SEC

In connection with the proposed merger, if a definitive agreement is entered into, VaxGen intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of diaDexus and VaxGen and other relevant materials in connection with the proposed transactions and each of diaDexus and VaxGen intend to file with the SEC other documents regarding the proposed transaction. The final joint proxy statement/prospectus would be mailed to the stockholders of diaDexus and VaxGen. INVESTORS AND SECURITY HOLDERS OF DIADEXUS AND VAXGEN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIADEXUS, VAXGEN AND THE PROPOSED TRANSACTION.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Upon filing, the proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by VaxGen by directing a written request VaxGen, Inc., 379 Oyster Point Boulevard, Suite 10, South San Francisco, CA 94080, Attention: Investor Relations.

diaDexus, VaxGen and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of diaDexus and VaxGen in connection with the proposed merger. Information regarding VaxGen’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 29, 2010 and the proxy statement for VaxGen’s 2008 annual meeting of stockholders, filed with the SEC on November 12, 2008. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the definitive joint proxy statement/prospectus relating to the merger when it becomes available.

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